Exhibit 10.4

AMENDMENT NO. 5 TO

AMENDED AND RESTATED GLOBAL HYATT CORPORATION

LONG-TERM INCENTIVE PLAN

ARTICLE 1.

HISTORY

The Hyatt Hotels Corporation Long-Term Incentive Plan was originally adopted by Hyatt Hotels Corporation, a Delaware corporation (the “Company”), effective February 14, 2006.

On February 26, 2008 and March 11, 2008, the Compensation Committee of the Board of Directors of the Company (the “Committee”) and the Board of Directors of the Company (the “Board”), respectively, adopted the Amended and Restated Global Hyatt Corporation Long-Term Incentive Plan (the “New Plan”), and effective as of May 12, 2008 the stockholders of the Company ratified and approved the New Plan in all respects.

On September 10, 2008, May 12, 2009, July 28, 2009, and October 26, 2009 the Committee, in its capacity as Administrator under the New Plan, adopted Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4 respectively, to the New Plan. The stockholders of the Company approved Amendment No. 3 to the New Plan on July 30, 2009.

The following is the fifth amendment (“Amendment No. 5”) of the New Plan (such New Plan, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, the “Plan”) which amends the definition of “Change in Control” under the Plan.

The Board has designated the Committee to serve as Administrator (the “Administrator”) of the Plan and, pursuant to Sections 12.1 and 12.2 of the Plan, the Administrator has the authority to amend the Plan as set forth herein. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan.

ARTICLE 2.

AMENDMENT

2.1 Amendment to Section 2.5. Effective as of January 1, 2009, Section 2.5 of the New Plan is hereby amended by deleting the final sentence thereof and substituting the following therefore:

“The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided, that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) shall be made consistent with such regulation.”

2.2 No Other Amendments. Except as specifically amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 or hereby, the New Plan shall continue in full force and effect as written.

2.3 Governing Law. This Amendment No. 5 and the Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

* * * * *

I hereby certify that the foregoing Amendment No. 5 was duly adopted by the Compensation Committee of the Board of Directors of Hyatt Hotels Corporation on December 16, 2010.

Executed on this 17 day of December, 2010.

/s/ Robert W. K. Webb
Chief Human Resources Officer